Exhibit 99.1

Pro Forma Consolidated Financial Information

      On June 5, 2006, The Knot, Inc. (“The Knot”) announced that it entered into a definitive merger agreement (the “Merger Agreement”) with WeddingChannel, Inc. (“WeddingChannel”), a privately-held provider of wedding planning and gift buying services. This transaction is referred to in this Report on Form 8-K as the “Merger.” Under the terms of the Merger Agreement, The Knot will pay approximately $57.9 million in cash and issue 1,150,000 shares of its common stock in exchange for all of the outstanding capital stock and stock options of WeddingChannel. The Knot intends to finance the cash portion of the purchase price through the proceeds of a public offering of its common stock (the “Public Offering”).

      The following unaudited pro forma consolidated financial information of The Knot (“Pro Forma Consolidated Financial Information”) gives effect to the Merger as if the Merger had been completed as of the beginning of the periods presented with respect to the pro forma statements of operations data, and as of March 31, 2006 with respect to the pro forma balance sheet data. The Pro Forma Consolidated Financial Information assumes that The Knot will pay $57.9 million in cash, from the estimated net proceeds to The Knot of $62.8 million from the issuance and sale of 3,500,000 shares of its common stock in the Public Offering at an assumed public offering price of $19.09 per share (the last reported sale price for its common stock on the Nasdaq Global Market on July 14, 2006), and the issuance of 1,150,000 shares of its common stock at an estimated fair value of $19.09 per share, which represents the closing price of The Knot's common stock on July 14, 2006, in exchange for all of the outstanding capital stock and stock options of WeddingChannel. The measurement date for valuing the common stock portion of the purchase price that will be paid in the Merger will be the date on which The Knot makes a final determination of the consideration to be paid for the outstanding capital stock and stock options of WeddingChannel. The cash portion of the purchase price is subject to adjustment if WeddingChannel's working capital is above or below $10 million at closing. The Pro Forma Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and related notes of each of The Knot and WeddingChannel, both of which are incorporated by reference in the Registration Statement on Form S-3 for the Public Offering.

      The Pro Forma Consolidated Financial Information includes adjustments to allocate the estimated purchase price to the WeddingChannel net assets based upon a preliminary determination of the fair values of the related assets and liabilities acquired. The purchase price, including expenses related to the Merger which are estimated at $4.0 million for purposes of the pro forma financial data and a working capital adjustment increasing the cash consideration by approximately $1.7 million, is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of WeddingChannel as of the closing of the merger. Accordingly, the actual purchase accounting adjustments may differ significantly from the pro forma adjustments reflected herein.

      The Pro Forma Consolidated Financial Information also gives effect to the issuance and sale of 2,750,000 shares of our common stock in The Knot's recently completed private placement of 2,750,000 shares of its common stock at a price of $18.25 per share (the “Private Placement”) and the receipt of net proceeds of approximately $47.6 million therefrom.

      The Pro Forma Consolidated Financial Information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of the Merger on the financial position and results of operation of The Knot and are presented for information purposes only. The Pro Forma Consolidated Financial Information does not reflect the effects of any anticipated changes to be made by The Knot to the operations of the combined companies, including synergies and cost savings and does not include one time charges expected to result from the merger. The Pro Forma Consolidated Financial Information should not be construed to be indicative of results of operations or financial position that actually would have occurred had the Merger been consummated as of the date indicated or The Knot's future results of operations or financial position.

Unaudited Pro Forma Consolidated Financial Information—Statements of
Operations

	Year Ended December 31, 2005
	The Knot Reclassified	Wedding Channel Reclassified	Pro Forma Adjustments	Notes	The Knot and Wedding Channel Pro Forma
	(in thousands, except share and per share data)
Net revenues:
Online sponsorship and advertising	$25,844	$5,849	$—		$31,693
Registry services	284	9,289	—		9,573
Merchandise	12,307	5,170	—		17,477
Publishing and other	12,974	1,280	—		14,254

Total net revenues	51,409	21,588	—		72,997
Cost of revenue:
Online sponsorship and advertising	806	62	—		868
Registry services	—	97	—		97
Merchandise	6,063	3,490	—		9,553
Publishing and other	4,233	859	—		5,092

Total cost of revenues	11,102	4,508	—		15,610

Gross profit	40,307	17,080	—		57,387
Operating expenses:
Product and content development	6,879	4,352	—		11,231
Sales and marketing	14,212	4,135	—		18,347
General and administrative	14,491	9,606	(9,600)	A-1	14,497
Non-cash sales and marketing	—	2,325	—		2,325
Depreciation and amortization	1,271	703	4,600	A-2	7,530
			956	A-3

Total operating expenses	36,853	21,121	(4,044)		53,930

Income (loss) from operations	3,454	(4,041)	4,044		3,457
Other (expense) income, net	763	(279)	—		484

Income (loss) from continuing operations before income taxes	4,217	(4,320)	4,044		3,941
Provision for (benefit from) income taxes	265	—	(2,183)	A-4	(1,918)

Income (loss) from continuing operations	$3,952	$(4,320)	$6,227		$5,859

Basic earnings per common share:
Income from continuing operations	$0.17				$0.19
Diluted earnings per common share:
Income from continuing operations	$0.16				$0.18
Weighted average number of common shares outstanding:
Basic	22,716,000				30,116,000

Diluted	24,879,000				32,279,000

	Three Months Ended March 31, 2006
	The Knot Reclassified	Wedding Channel Reclassified	Pro Forma Adjustments	Notes	The Knot and Wedding Channel Pro Forma
	(in thousands, except share and per share data)
Net revenues:
Online sponsorship and advertising	$7,799	$1,959	$—		$9,758
Registry services	59	1,734	—		1,793
Merchandise	3,079	1,336	—		4,415
Publishing and other	3,814	—	—		3,814

Total net revenues	14,751	5,029	—		19,780
Cost of revenue:
Online sponsorship and advertising	313	21	—		334
Registry services	—	18	—		18
Merchandise	1,550	887	—		2,437
Publishing and other	1,266	15	—		1,281

Total cost of revenues	3,129	941	—		4,070

Gross profit	11,622	4,088	—		15,710
Operating expenses:
Product and content development	1,786	1,222	—		3,008
Sales and marketing	4,714	1,149	—		5,863
General and administrative	3,262	1,451	(33)	A-5	4,443
			(237)	A-1
Non-cash sales and marketing	—	437	—		437
Depreciation and amortization	372	292	1,150	A-2	2,053
			239	A-3

Total operating expenses	10,134	4,551	1,119		15,804

Income (loss) from operations	1,488	(463)	(1,119)		(94)
Gain on sale of Pictage	—	6,469	—		6,469
Other income (expense), net	300	(322)	—		(22)

Income from continuing operations before income taxes	1,788	5,684	(1,119)		6,353
Provision for (benefit from) income taxes	103	—	(546)	A-4	(443)

Income from continuing operations	$1,685	$5,684	$(573)		$6,796

Basic earnings per common share:
Income from continuing operations	$0.07				$0.22
Diluted earnings per common share:
Income from continuing operations	$0.07				$0.21
Weighted average number of common shares outstanding:
Basic	23,085,000				30,485,000

Diluted	25,579,000				32,979,000

Unaudited Pro Forma Consolidated Financial Information—Balance Sheet

	The Knot Historical	Wedding Channel Historical	Pro Forma Adjustments	Notes	The Knot and Wedding Channel Pro Forma
	March 31, 2006	March 31, 2006			March 31, 2006
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$18,128	$11,895	$(63,067)	B-1	$77,356
			62,800	B-2
			47,600	B-3
Short-term investments	13,050	—	—		13,050
Accounts receivable, net	5,774	2,553	—		8,327
Inventories	1,786	335	—		2,121
Deferred production and marketing costs	584	—	—		584
Other current assets	907	467	—		1,374
Current assets of discontinued operations	—	1,098	—		1,098

Total current assets	40,229	16,348	47,333		103,910
Property and equipment, net	3,765	3,689	4,781	B-4	12,235
Intangible assets, net	9,080	—	72,014	B-5	81,094
Deferred tax assets	—	—	13,150	B-6	13,150
Investments in unconsolidated affiliates	—	148	—		148
Other assets	1,218	96	(592)	B-7	722

Total assets	$54,292	$20,281	$136,686		$211,259

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable and accrued expenses	$5,816	$1,917	$—		$7,733
Deferred revenue	9,929	1,280	—		11,209
Current portion of long-term debt	47	—	—		47
Current liabilities of discontinued operations	—	1,417	—		1,417

Total current liabilities	15,792	4,614	—		20,406
Deferred tax liabilities	—	—	19,750	B-8	19,750
Long term debt	106	—			106
Other liabilities	494	—			494

Total liabilities	$16,392	$4,614	$19,750		$40,756

Minority interest	—	250	—		250
Stockholders' equity	37,900	15,417	21,953	B-9	170,253
			62,800	B-2
			(15,417)	B-10
			47,600	B-3

Total liabilities and stockholders' equity	$54,292	$20,281	$136,686		$211,259

Basis of Pro Forma Information

Reclassifications

      Certain amounts reported in the historical financial statements of The Knot and WeddingChannel have been reclassified in the unaudited pro forma consolidated financial information.

      Merchandise revenues for The Knot and registry and merchandising revenue for WeddingChannel have been reclassified to reflect separately (1) registry services revenue, representing commissions earned from the sale of gift registry products under agreements with retail partners where The Knot and WeddingChannel are not primarily obligated, not subject to inventory risk and amounts earned are determined using a fixed percentage; and (2) merchandise revenue from the sale of products, including shipping and handling charges, where The Knot and WeddingChannel are the primary parties obligated in a transaction, are subject to inventory risk and establish their own pricing and selection of suppliers.

      Other revenues for WeddingChannel of $7,000 and $3,000 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, have been reclassified to online sponsorship and advertising to conform to The Knot's presentation.

      Cost of goods sold for WeddingChannel has been reclassified to report amounts related to each revenue stream to conform to The Knot's presentation as follows:

Cost of Revenue Components	Year Ended December 31, 2005	Three Months Ended March 31, 2006
	(in thousands)
Online sponsorship and advertising	$62	$21
Registry services	97	18
Merchandise	3,490	887
Publishing and other	859	15

Total cost of revenue	$4,508	$941

      Payroll and related expenses of WeddingChannel have been reclassified to conform to The Knot's presentation as follows:

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
	(in thousands)
Payroll and related expenses components
Product and content development	$4,049	$1,138
Sales and marketing	2,922	802
General and administrative	2,618	816

Total payroll and related expenses as reported	$9,589	$2,756

      Technology expenses of WeddingChannel of $159,000 and $40,000 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, which represent host services costs, have been reclassified to cost of revenue to conform to The Knot's presentation.

      The remaining technology and content development expenses of WeddingChannel of $303,000 and $84,000 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, have been reclassified to product and content development expenses to conform to The Knot's presentation.

      Non-cash sales and marketing expenses of WeddingChannel of $2.3 million and $437,000 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, have been reclassified to a separate line to conform to The Knot's presentation.

Preliminary Purchase Price Allocation

      The Pro Forma Consolidated Financial Information reflects the allocation of the estimated purchase price of $85.6 million to the assets acquired and liabilities assumed of WeddingChannel based on a preliminary determination of their fair values. These fair values are subject to change based on The Knot's final analysis.

      The following table summarizes the preliminary purchase price allocation as if the merger had been completed as of March 31, 2006:

(in thousands)
Cash	$11,895
Accounts receivable, net	2,553
Inventories	335
Other current assets including current assets of discontinued operations	1,565
Property and equipment	8,470
Intangible assets	45,000
Goodwill	27,014
Deferred tax assets	13,150
Other assets	244

Total assets acquired	$110,226

Accounts payable and accrued expenses including current liabilities of discontinued operations	$3,334
Deferred revenue	1,280
Deferred tax liabilities	19,750
Other liabilities	250

Total liabilities acquired	24,614

Total estimated purchase price	$85,612

Pro Forma Adjustments

Statements of Operations

(A-1) To eliminate legal fees incurred in connection with the litigation between The Knot and WeddingChannel assuming the litigation is withdrawn as of the closing of the Merger.

(A-2) To reflect amortization of the amortizable intangible assets resulting from the proposed merger on a straight-line basis over their estimated useful lives ranging from 4 to 10 years.

(A-3) To reflect incremental depreciation resulting from the increase to fair value of property and equipment acquired.

(A-4) To adjust the provision for income taxes to reflect the impact of the pro forma adjustments to The Knot's results of operations, primarily the change in deferred tax liabilities related to the amortization of intangibles.

(A-5) To eliminate WeddingChannel's direct merger expenses.

Balance Sheet

(B-1) To reflect the payment of the estimated cash portion of the merger consideration of $59.7 million, after an increase of $1.7 million based upon an estimate of the working capital adjustment as of March 31, 2006 and the estimated direct expenses related to the merger of $4.0 million, net of costs of $592,000 incurred through March 31, 2006. The amount of cash that WeddingChannel stockholders will receive may vary based upon the closing date and the final determination of the working capital adjustment.

(B-2) To record the sale of 3,500,000 shares of common stock in the Public Offering at an assumed public offering price of $19.09 per share (the last reported sale price for our common stock on the Nasdaq Global Market on July 14, 2006), resulting in estimated net proceeds of $62.8 million, after estimated fees, underwriting discounts and other offering expenses of approximately $4.0 million.

(B-3) To give effect to the issuance and sale of 2,750,000 shares of our common stock in connection with the Private Placement on July 10, 2006 at a price of $18.25 per share, resulting in net proceeds of $47.6 million after estimated placement agent costs and other expenses of approximately $2.6 million.

(B-4) To adjust property and equipment to estimated fair value.

(B-5) To record the estimated values of intangible assets with finite lives, intangible assets with indefinite lives and non-amortizable goodwill resulting from the Merger.

(B-6) To record estimated tax benefits associated with a reduction in the valuation allowance previously recorded by WeddingChannel with respect to its net operating loss carryforwards for federal and state income purposes based on the recognition and timing of reversal of the estimated deferred tax liabilities. To the extent further reductions in the valuation allowance are recorded, the offsetting costs would first reduce goodwill and then other intangible assets.

(B-7) To reclassify The Knot's direct merger costs of $592,000 which were incurred and included in other assets as of March 31, 2006 as a result of the purchase price allocation.

(B-8) To record estimated deferred tax liabilities related to the tax effect, recorded under purchase accounting, of the preliminary differences in the book and tax basis of the acquired property and equipment, and acquired intangibles other than goodwill.

(B-9) To record the issuance of 1,150,000 shares of The Knot common stock as part of the purchase price consideration at an estimated fair value of $19.09 per share. The actual fair value will be based on the closing price of The Knot's common stock on the measurement date.

(B-10) To eliminate the stockholder's equity of WeddingChannel.

Pro Forma Earnings Per Share

      Shares used to calculate unaudited pro forma basic and diluted earnings per share were computed by adding 3,500,000 shares to be issued in connection with the Public Offering, 1,150,000 shares of common stock to be issued to WeddingChannel stockholders as part of the merger consideration and 2,750,000 shares of common stock issued in the Private Placement, to the weighted average number of common shares outstanding for each period.